Exhibit 99.1
FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Sue Atkinson, 615-320-7532
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com
PINNACLE FINANCIAL REPORTS RETURN
TO PROFITABILITY IN THIRD QUARTER 2010
NASHVILLE, Tenn., Oct. 19, 2010 — Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) today reported its third quarter results. Net income per fully diluted common share available to common stockholders was $0.02 for the quarter ended Sept. 30, 2010, compared to net loss per fully diluted common share available to common stockholders for the quarter ended Sept. 30, 2009, of $0.15. Pinnacle also reported a net loss per fully diluted common share available to common stockholders of $1.00 for the nine months ended Sept. 30, 2010, compared to a net loss per fully diluted common share available to common stockholders of $1.39 for the nine months ended Sept. 30, 2009.
“We are very pleased with the progress we made on a number of credit measures, including reductions in nonperforming assets and potential problem loans. The firm achieved a significant reduction in net charge-offs and continued to decrease exposure to construction and land development loans, both key priorities for our firm,” said M. Terry Turner, Pinnacle’s president and chief executive officer. “These achievements have allowed us to report quarterly net income for the first time this year.”
Aggressively Dealing with Problem Loans
•	Reduced exposure to construction and land development loans from $411.5 million at June 30, 2010, to $359.7 million at Sept. 30, 2010, a decrease of 12.6 percent
•	$30.4 million in foreclosures during the third quarter
•	$43.1 million in nonperforming asset resolutions during the third quarter. Year to date resolutions of $145.5 million through Sept. 30, 2010
•	Nonperforming loan inflows decreased from $71.2 in the second quarter of 2010 to $34.0 million during the third quarter of 2010

Expanding the Core Earnings Capacity of the Firm
•	Continued growth in core deposits of 5.2 percent during the third quarter and 30.5 percent from Sept. 30, 2009. Average balances of noninterest bearing deposit accounts were $534 million in the third quarter of 2010, an increase of 5.9 percent over the prior quarter average balances.
•	Net interest margin increased from 3.05 percent for the quarter ended Sept. 30, 2009, to 3.23 percent for the quarter ended Sept. 30, 2010, which was the same as the net interest margin for the quarter ended June 30, 2010.
•	Net interest income increased by 4.4 percent between the third quarter of 2010 and third quarter of 2009.
•	Fee income was $8.59 million in third quarter of 2010, compared to $10.57 million in the second quarter of 2010 and $7.74 million in the third quarter of 2009. Excluding securities gains of $2.26 million in the second quarter of 2010, fee income increased from $8.31 million in the second quarter of 2010 to $8.59 million in the third quarter of 2010.
“Pinnacle’s core funding growth, which increased 31 percent year-over-year, has been extraordinary. We believe exchanging $786 million in brokered and other non-core deposits for lower cost core deposits in the past 12 months validates our strength in our markets,” Turner said.
THIRD QUARTER 2010 HIGHLIGHTS:
•	Capital
•	At Sept. 30, 2010, and Dec. 31, 2009, Pinnacle’s ratio of tangible common stockholders’ equity to tangible assets was 7.2 percent and 7.3 percent, respectively. Pinnacle’s tangible book value per common share was $10.12 at Sept. 30, 2010, compared to $10.71 at Dec. 31, 2009. Book value per common share was $17.61 and $18.41 at Sept. 30, 2010, and Dec. 31, 2009, respectively.
•	At Sept. 30, 2010, Pinnacle Financial’s total risk-based capital ratio was 15.1 percent, compared to 14.8 percent at Dec. 31, 2009.

•	Balance sheet and liquidity
•	Total deposits at Sept. 30, 2010, were $3.83 billion, up $5.73 million from $3.82 billion at Sept. 30, 2009, but down from the $3.85 billion reported at June 30, 2010.
•	Core deposits amounted to $2.93 billion at Sept. 30, 2010, an increase of 30.5 percent from the $2.24 billion at Sept. 30, 2009. Core deposits also increased by an annualized growth rate of 20.7 percent during the third quarter.
•	Loans at Sept. 30, 2010, were $3.25 billion, down from $3.61 billion at Sept. 30, 2009, and $3.56 billion at Dec. 31, 2009.
•	Operating results
•	Revenue for the quarter ended Sept. 30, 2010, amounted to $44.65 million, compared to $42.29 million for the same quarter of last year, an increase of 5.6 percent.
•	Net income available to common stockholders for the third quarter of 2010 was $549,000, compared to the prior year’s third quarter net loss available to common stockholders of $4.85 million and second quarter 2010 net loss available to common stockholders of $27.87 million.
•	Credit quality
•	Net charge-offs were $7.35 million for the three months ended Sept. 30, 2010, compared to $5.23 million for the three months ended Sept. 30, 2009, and $33.46 million for the second quarter of 2010.
•	Allowance for loan losses represented 2.60 percent of total loans at Sept. 30, 2010, compared to 2.61 percent at June 30, 2010, and 2.30 percent at Sept. 30, 2009.
•	Nonperforming loans plus other real estate were 4.60 percent of total loans plus other real estate at Sept. 30, 2010, compared to 4.77 percent at June 30, 2010, and 4.29 percent at Dec. 31, 2009.
•	Past due loans over 30 days, excluding nonperforming loans, were 0.67 percent of total loans at Sept. 30, 2010, compared to 0.66 percent at June 30, 2010, and 0.46 percent at Dec. 31, 2009.

“Although Pinnacle’s loan growth mirrors the industry’s weak loan demand, over time we believe our Tennessee markets will outperform the rest of the country for business expansions, corporate relocations and job growth,” Turner said. “Recent expansion and relocation announcements included additions in the tourism, hospitality and automotive manufacturing sectors. Recent unemployment statistics for both Nashville and Knoxville reflect improvement from the highs experienced during the second quarter of last year. Improving employment prospects in our target markets should help to foster increased loan demand.”
The following is a summary of the activity in various nonperforming asset and restructured accruing loan categories for the quarter ended Sept. 30, 2010:

		Payments,
	Balances	Sales and			Balances
(in thousands)	June 30, 2010	Reductions	Transfers	Inflows	Sept. 30, 2010
Restructured accruing loans:
Residential construction and development	$223	$(223)	$—	$—	$—
Other	10,638	(10)	—	2,840	13,468

Totals	10,861	(233)	—	2,840	13,468

Nonperforming loans:
Residential construction and development	40,108	(5,105)	(11,415)	6,308	29,896
Other	78,223	(13,662)	(19,027)	27,697	73,231

Totals	118,331	(18,767)	(30,442)	34,005	103,127

Other real estate:
Residential construction and development	29,324	(7,483)	11,415	—	33,256
Other	13,292	(16,865)	19,027	—	15,454

Totals	42,616	(24,348)	30,442	—	48,710

Total nonperforming assets and restructured accruing loans	$171,808	$(43,348)	$—	$36,845	$165,305

REVENUE
•	Net interest income for the third quarter of 2010 was $36.06 million, compared to $34.55 million for the same quarter last year, an increase of 4.4 percent.
•	Net interest margin for the third quarter of 2010 was 3.23 percent, compared to 3.05 percent for the same period last year.
•	Noninterest income for the third quarter of 2010 and 2009 was $8.59 million and $7.74 million, respectively.

“Given the level of liquidity we maintained in the third quarter as a result of continued growth in core deposits, we are pleased with our margin performance during the third quarter,” said Harold R. Carpenter, Pinnacle’s chief financial officer. “Our goal is gradual reduction in liquidity as well as capitalizing on continued deposit repricing over the next few quarters, both of which should benefit our margins and net interest income.”
The increase in net interest income was primarily attributable to better yields on loans as the impact of interest reversals on new nonaccruing loans was less in the third quarter of 2010 compared to the second quarter, as well as continued growth in less expensive funding sources. The continued funding shift from time deposits to money market accounts contributed to the increase in net interest income during the third quarter of 2010 compared to the same quarter last year.
Excluding securities gains of $2.26 million in the second quarter of 2010, third quarter 2010 fee income was approximately 3.4 percent higher than the second quarter of 2010 primarily due to increased mortgage originations and the resulting gains on the sales of those loans into the secondary markets.
NONINTEREST EXPENSE
•	Noninterest expense for the quarter ended Sept. 30, 2010, was $37.77 million, compared to $36.49 million in the second quarter of 2010 and $27.28 million in the third quarter of 2009.
•	Compensation expense was $16.07 million during the third quarter of 2010, compared to $15.85 million during the second quarter of 2010 and $14.25 million during the third quarter of 2009.
•	Included in noninterest expense for the third quarter of 2010 was $8.52 million in other real estate expenses, compared to $1.3 million in the third quarter of 2009. Second quarter 2010 other real estate expense was approximately $7.41 million.
Excluding the impact of other real estate expenses, the third quarter of 2010 noninterest expense was approximately $29.25 million, compared to $29.08 million in the second quarter of 2010, a slight increase. Carpenter also noted that with the opening of its new 100 Oaks office in April 2010, the firm’s distribution system was substantially complete in the Nashville MSA. With respect to Knoxville, the firm has preliminary plans to construct one more facility over the next two years.

WEBCAST AND CONFERENCE CALL INFORMATION
Pinnacle will host a webcast and conference call at 8:30 a.m. (CST) on Wednesday, Oct. 20, 2010, to discuss third quarter 2010 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle’s website at www.pnfp.com.
For those unable to participate in the webcast, the webcast will be archived on the investor relations page of Pinnacle’s website at www.pnfp.com for 90 days following the presentation.
Pinnacle Financial Partners provides a full range of banking, investment, mortgage and insurance products and services designed for small- to mid-sized businesses and their owners, real estate professionals and individuals interested in a comprehensive relationship with their financial institution. Comprehensive wealth management services, such as financial planning and trust, help clients increase, protect and distribute their assets.
The firm began operations in a single downtown Nashville location in Oct. 2000 and has since grown to over $4.96 billion in assets at Sept. 30, 2010. In 2007, Pinnacle launched an expansion into Knoxville, Tennessee. At Sept. 30, 2010, Pinnacle is the second-largest bank holding company headquartered in Tennessee, with 31 offices in eight Middle Tennessee counties and three in Knoxville. The firm was also added to Standard & Poor’s SmallCap 600 index in 2009.
Additional information concerning Pinnacle can be accessed at www.pnfp.com.
###

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “goal,” “objective,” “intend,” “plan,” “believe,” “should,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle Financial to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the continued reduction of Pinnacle Financial’s loan balances, and conversely, the inability of Pinnacle Financial to ultimately grow its loan portfolio in the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) increased competition with other financial institutions; (vi) greater than anticipated deterioration or lack of sustained growth in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, particularly in commercial and residential real estate markets; (vii) rapid fluctuations or unanticipated changes in interest rates; (viii) the results of regulatory examinations; (ix) the development of any new market other than Nashville or Knoxville; (x) a merger or acquisition; (xi) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xii) the impact of governmental restrictions on entities participating in the Capital Purchase Program, of the U.S. Department of the Treasury (the “Treasury”); (xiii) further deterioration in the valuation of other real estate owned; (xiv) inability to comply with regulatory capital requirements and to secure any required regulatory approvals for capital actions; and (xv) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act; and (xvi) Pinnacle Financial recording a further valuation allowance related to its deferred tax asset. A more detailed description of these and other risks is contained in Pinnacle Financial’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2010 and most recent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2010 and July 21, 2010. Many of such factors are beyond Pinnacle Financial’s ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED

	September 30, 2010	December 31, 2009
ASSETS
Cash and noninterest-bearing due from banks	$59,038,190	$55,651,737
Interest-bearing due from banks	142,990,988	19,338,499
Federal funds sold and other	3,549,454	41,611,838
Short-term discount notes	44,995,432	50,000,000

Cash and cash equivalents	250,574,064	166,602,074

Securities available-for-sale, at fair value	964,206,124	931,012,091
Securities held-to-maturity (fair value of $4,456,899 and $6,737,336 at September 30, 2010 and December 31, 2009, respectively)	4,325,401	6,542,496
Mortgage loans held-for-sale	21,804,306	12,440,984

Loans	3,251,923,355	3,563,381,741
Less allowance for loan losses	(84,550,007)	(91,958,789)

Loans, net	3,167,373,348	3,471,422,952

Premises and equipment, net	82,528,409	80,650,936
Other investments	42,466,941	40,138,660
Accrued interest receivable	16,921,996	19,083,468
Goodwill	244,096,729	244,107,086
Core deposit and other intangible assets	11,449,597	13,686,091
Other real estate owned	48,710,475	29,603,439
Other assets	107,145,887	113,520,727

Total assets	$4,961,603,277	$5,128,811,004

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$581,181,037	$498,087,015
Interest-bearing	526,164,256	483,273,551
Savings and money market accounts	1,439,594,226	1,198,012,445
Time	1,278,694,666	1,644,226,290

Total deposits	3,825,634,185	3,823,599,301
Securities sold under agreements to repurchase	191,392,048	275,465,096
Federal Home Loan Bank advances	121,435,261	212,654,782
Subordinated debt	97,476,000	97,476,000
Accrued interest payable	5,766,337	6,555,801
Other liabilities	33,370,673	12,039,843

Total liabilities	4,275,074,504	4,427,790,823

Stockholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized; 95,000 shares issued and outstanding at September 30, 2010 and December 31, 2009	90,455,129	89,462,633
Common stock, par value $1.00; 90,000,000 shares authorized; 33,660,462 issued and outstanding at September 30, 2010 and 33,029,719 issued and outstanding at December 31, 2009	33,660,462	33,029,719
Common stock warrants	3,348,402	3,348,402
Additional paid-in capital	528,956,550	524,366,603
Retained earnings	10,721,466	43,372,743
Accumulated other comprehensive income, net of taxes	19,386,764	7,440,081

Stockholders’ equity	686,528,773	701,020,181

Total liabilities and stockholders’ equity	$4,961,603,277	$5,128,811,004

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2010	2009	2010	2009
Interest income:
Loans, including fees	$41,105,351	$41,665,915	$122,504,151	$119,818,533
Securities:
Taxable	7,004,256	8,607,924	24,150,109	26,088,836
Tax-exempt	1,942,650	1,694,323	5,978,849	4,742,447
Federal funds sold and other	598,181	473,663	1,635,934	1,338,587

Total interest income	50,650,438	52,441,825	154,269,043	151,988,403

Interest expense:
Deposits	12,306,145	15,099,627	38,695,099	49,253,606
Securities sold under agreements to repurchase	435,054	363,302	1,352,015	1,147,363
Federal Home Loan Bank advances and other borrowings	1,849,300	2,430,839	5,904,792	7,826,936

Total interest expense	14,590,499	17,893,768	45,951,906	58,227,905

Net interest income	36,059,939	34,548,057	108,317,137	93,760,498
Provision for loan losses	4,789,322	22,134,025	48,523,927	101,063,950

Net interest income after provision for loan losses	31,270,617	12,414,032	59,793,210	(7,303,452)

Noninterest income:
Service charges on deposit accounts	2,444,077	2,559,394	7,238,588	7,604,774
Investment services	1,234,421	1,112,059	3,786,067	3,044,444
Insurance sales commissions	954,015	906,298	2,957,393	3,130,849
Gain on loans and loan participations sold, net	1,310,169	977,662	2,733,977	4,386,467
Net gain on sale of investment securities	—	—	2,623,674	6,462,241
Trust fees	726,094	585,737	2,377,182	1,885,091
Other noninterest income	1,925,459	1,595,942	5,932,154	4,961,175

Total noninterest income	8,594,235	7,737,092	27,649,035	31,475,041

Noninterest expense:
Salaries and employee benefits	16,069,360	14,245,485	48,921,007	41,672,578
Equipment and occupancy	5,230,730	4,445,666	16,089,323	12,991,928
Other real estate owned	8,522,346	1,250,152	21,335,705	5,864,375
Marketing and other business development	748,206	512,063	2,295,820	1,417,780
Postage and supplies	636,492	515,110	2,070,536	2,174,796
Amortization of intangibles	744,492	776,784	2,236,494	2,411,351
Other noninterest expense	5,822,252	5,535,079	17,482,907	16,596,965

Total noninterest expense	37,773,878	27,280,339	110,431,792	83,129,773

Income (loss) before income taxes	2,090,974	(7,129,215)	(22,989,547)	(58,958,184)
Income tax expense (benefit)	—	(3,782,045)	5,106,734	(25,925,471)

Net Income (loss)	2,090,974	(3,347,170)	(28,096,281)	(33,032,713)
Preferred dividends	1,213,889	1,213,889	3,602,083	3,602,083
Accretion on preferred stock discount	328,037	290,105	992,496	819,059

Net income (loss) available to common stockholders	$549,048	$(4,851,164)	$(32,690,860)	$(37,453,855)

Per share information:
Basic net income (loss) per common share available to common stockholders	$0.02	$(0.15)	$(1.00)	$(1.39)

Diluted net income (loss) per common share available to common stockholders	$0.02	$(0.15)	$(1.00)	$(1.39)

Weighted average shares outstanding:
Basic	32,857,428	32,460,614	32,697,985	27,011,749
Diluted	33,576,963	32,460,614	32,697,985	27,011,749
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS — UNAUDITED

	Three months ended			Three months ended
	September 30, 2010			September 30, 2009
	Average			Average
(dollars in thousands)	Balances	Interest	Rates/ Yields	Balances	Interest	Rates/ Yields
Interest-earning assets:
Loans (1)	$3,295,531	$41,105	4.96%	$3,583,182	$41,666	4.61%
Securities:
Taxable	750,427	7,004	3.70%	749,457	8,608	4.56%
Tax-exempt (2)	204,442	1,943	4.97%	169,171	1,694	5.24%
Federal funds sold and other	269,556	598	0.95%	74,663	474	2.76%

Total interest-earning assets	4,519,956	$50,650	4.51%	4,576,473	$52,442	4.60%

Nonearning assets
Intangible assets	256,011			259,016
Other nonearning assets	225,406			193,366

Total assets	$5,001,373			$5,028,855

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$540,387	$890	0.65%	$348,300	$508	0.58%
Savings and money market	1,397,396	4,787	1.36%	916,669	2,967	1.28%
Time	1,387,170	6,629	1.90%	2,018,814	11,625	2.28%

Total interest-bearing deposits	3,324,953	12,306	1.47%	3,283,783	15,100	1.82%
Securities sold under agreements to repurchase	210,037	435	0.82%	223,737	363	0.64%
Federal Home Loan Bank advances and other borrowings	126,130	921	2.90%	236,660	1,481	2.48%
Subordinated debt	97,476	928	3.78%	97,476	950	3.86%

Total interest-bearing liabilities	3,758,596	14,590	1.54%	3,841,656	17,894	1.85%
Noninterest-bearing deposits	534,171	—	—	462,783	—	—

Total deposits and interest-bearing liabilities	4,292,767	$14,590	1.35%	4,304,439	$17,894	1.65%

Other liabilities	21,708			8,572
Stockholders’ equity	686,898			715,844

Total liabilities and stockholders’ equity	$5,001,373			$5,028,855

Net interest income		$36,060			$34,548

Net interest spread (3)			2.97%			2.75%
Net interest margin (4)			3.23%			3.05%

(1)	Average balances of nonperforming loans are included in the above amounts.

(2)	Yields computed on tax-exempt instruments on a tax equivalent basis.

(3)	Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended September 30, 2010 would have been 3.16% compared to a net interest spread of 2.95% for the quarter ended September 30, 2009.

(4)	Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS — UNAUDITED

	Nine months ended			Nine months ended
	September 30, 2010			September 30, 2009
	Average			Average
(dollars in thousands)	Balances	Interest	Rates/ Yields	Balances	Interest	Rates/ Yields
Interest-earning assets:
Loans (1)	$3,410,648	$122,504	4.81%	$3,506,243	$119,819	4.57%
Securities:
Taxable	778,117	24,150	4.15%	739,480	26,089	4.72%
Tax-exempt (2)	205,006	5,979	5.14%	159,086	4,742	5.26%
Federal funds sold and other	173,732	1,636	1.36%	82,614	1,338	2.35%

Total interest-earning assets	4,567,503	$154,269	4.58%	4,487,423	$151,988	4.58%

Nonearning assets
Intangible assets	256,754			259,894
Other nonearning assets	215,492			219,859

Total assets	$5,039,749			$4,967,176

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$516,024	$2,593	0.67%	$355,677	$1,405	0.53%
Savings and money market	1,312,209	13,623	1.39%	802,946	7,322	1.22%
Time	1,503,524	22,479	2.00%	2,106,428	40,527	2.57%

Total interest-bearing deposits	3,331,757	38,695	1.55%	3,265,051	49,254	2.02%
Securities sold under agreements to repurchase	231,580	1,352	0.78%	232,450	1,147	0.66%
Federal Home Loan Bank advances and other borrowings	150,772	3,249	2.88%	254,145	4,657	2.45%
Subordinated debt	97,476	2,656	3.64%	97,476	3,170	4.35%

Total interest-bearing liabilities	3,811,585	45,952	1.61%	3,849,122	58,228	2.02%
Noninterest-bearing deposits	511,519	—	—	445,616	—	—

Total deposits and interest-bearing liabilities	4,323,104	$45,952	1.42%	4,294,738	$58,228	1.81%

Other liabilities	17,297			5,436
Stockholders’ equity	699,348			667,002

	$5,039,749			$4,967,176

Net interest income		$108,317			$93,760

Net interest spread (3)			2.97%			2.56%
Net interest margin (4)			3.24%			2.84%

(1)	Average balances of nonperforming loans are included in the above amounts.

(2)	Yields computed on tax-exempt instruments on a tax equivalent basis.

(3)	Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the nine months ended September 30, 2010 would have been 3.16% compared to a net interest spread of 2.77% for the nine months ended September 30, 2009.

(4)	Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

	September	June	March	December	September	June
(dollars in thousands)	2010	2010	2010	2009	2009	2009
Balance sheet data, at quarter end:
Total assets	$4,961,603	4,958,478	5,021,689	5,128,811	5,094,710	5,036,742
Total loans	3,251,923	3,333,900	3,479,536	3,563,382	3,607,886	3,544,176
Allowance for loan losses	(84,550)	(87,107)	(90,062)	(91,959)	(82,981)	(66,075)
Securities	968,532	907,296	989,325	937,555	932,440	926,085
Noninterest-bearing deposits	581,181	529,867	522,928	498,087	504,481	470,049
Total deposits	3,825,634	3,853,400	3,836,362	3,823,599	3,819,909	3,761,444
Securities sold under agreements to repurchase	191,392	159,490	200,489	275,465	215,674	215,135
FHLB advances and other borrowings	121,435	131,477	157,319	212,655	222,986	228,317
Subordinated debt	97,476	97,476	97,476	97,476	97,476	97,476
Total stockholders’ equity	686,529	681,915	700,261	701,020	710,091	703,772

Balance sheet data, quarterly averages:
Total assets	$5,001,373	4,996,448	5,122,773	5,143,832	5,028,855	5,001,489
Total loans	3,295,531	3,418,928	3,520,012	3,580,790	3,583,182	3,517,254
Securities	954,869	962,401	1,032,957	984,893	918,628	912,192
Total earning assets	4,519,956	4,527,471	4,651,695	4,690,347	4,576,473	4,523,003
Noninterest-bearing deposits	534,171	504,354	495,610	517,296	462,783	455,709
Total deposits	3,859,124	3,816,973	3,853,671	3,786,680	3,746,566	3,735,789
Securities sold under agreements to repurchase	210,037	210,798	274,614	303,801	223,737	243,765
Advances from FHLB and other borrowings	126,130	147,491	179,280	229,734	236,660	255,263
Subordinated debt	97,476	97,476	97,476	97,476	97,476	97,476
Total stockholders’ equity	686,898	704,186	707,210	714,741	715,844	649,792

Statement of operations data, for the three months ended:
Interest income	$50,650	50,929	52,690	53,728	52,442	50,028
Interest expense	14,590	15,231	16,130	16,697	17,894	19,516

Net interest income	36,060	35,697	36,560	37,031	34,548	30,512
Provision for loan losses	4,789	30,509	13,226	15,694	22,134	65,320

Net interest income (loss) after provision for loan losses	31,271	5,189	23,334	21,336	12,414	(34,808)
Noninterest income	8,594	10,569	8,486	8,177	7,737	10,602
Noninterest expense	37,774	36,491	36,167	35,448	27,281	30,607

Income (loss) before taxes	2,091	(20,734)	(4,347)	(5,935)	(7,130)	(54,813)
Income tax expense (benefit)	—	5,630	(525)	(3,467)	(3,782)	(23,036)
Preferred dividends and accretion	1,542	1,507	1,545	1,509	1,504	1,470

Net income (loss) available to common stockholders	$549	(27,871)	(5,368)	(3,977)	(4,852)	(33,247)

Profitability and other ratios:
Return on avg. assets (1)	0.04%	(2.24%)	(0.42%)	(0.31%)	(0.38%)	(2.67%)
Return on avg. equity (1)	0.32%	(15.88%)	(3.08%)	(2.21%)	(2.69%)	(20.52%)
Net interest margin (1) (2)	3.23%	3.23%	3.25%	3.19%	3.05%	2.75%
Noninterest income to total revenue (3)	19.25%	22.84%	18.84%	18.09%	18.30%	25.79%
Noninterest income to avg. assets (1)	0.68%	0.85%	0.67%	0.63%	0.61%	0.85%
Noninterest exp. to avg. assets (1)	3.00%	2.93%	2.86%	2.73%	2.15%	2.45%
Efficiency ratio (4)	84.59%	78.87%	80.29%	78.41%	64.52%	74.44%
Avg. loans to average deposits	85.40%	89.57%	91.34%	94.56%	95.64%	94.15%
Securities to total assets	19.52%	18.30%	19.70%	18.28%	18.30%	18.39%
Average interest-earning assets to average interest-bearing liabilities	120.26%	120.14%	118.99%	120.25%	119.13%	116.67%
Brokered time deposits to total deposits (15)	1.80%	3.70%	5.40%	8.67%	11.50%	14.71%
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

	September	June	March	December	September	June
(dollars in thousands)	2010	2010	2010	2009	2009	2009

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$103,127	118,331	131,381	124,709	121,726	100,328
Other real estate (ORE)	48,710	42,616	24,704	29,603	22,769	18,845
Past due loans over 90 days and still accruing interest	3,639	3,116	395	181	65	—
Restructured accruing loans	13,468	10,861	9,534	26,978	12,827	—

Totals	$168,944	174,924	166,014	181,471	157,387	119,173

Net loan charge-offs	$7,346	33,463	15,123	6,718	5,228	44,579
Allowance for loan losses to nonaccrual loans	82.0%	73.6%	68.5%	73.7%	68.2%	65.9%
As a percentage of total loans:
Past due accruing loans over 30 days	0.67%	0.66%	1.54%	0.46%	0.86%	0.52%
Potential problem loans (5)	8.23%	9.30%	8.63%	7.18%	7.24%	4.03%
Allowance for loan losses	2.60%	2.61%	2.59%	2.58%	2.30%	1.86%
Nonperforming assets to total loans and ORE	4.60%	4.77%	4.45%	4.29%	3.98%	3.34%
Nonperforming assets to total assets	3.06%	3.25%	3.11%	3.01%	2.84%	2.37%
Annualized net loan charge-offs year-to-date to avg. loans (6)	2.26%	2.84%	1.74%	1.71%	2.04%	2.81%
Avg. commercial loan internal risk ratings (5)	4.9	4.9	4.9	4.8	4.7	4.6

Interest rates and yields:
Loans	4.96%	4.74%	4.74%	4.71%	4.61%	4.52%
Securities	3.97%	4.45%	4.63%	4.57%	4.69%	4.60%
Total earning assets	4.51%	4.58%	4.66%	4.60%	4.60%	4.49%
Total deposits, including non-interest bearing	1.27%	1.43%	1.42%	1.45%	1.60%	1.76%
Securities sold under agreements to repurchase	0.82%	0.69%	0.82%	0.71%	0.64%	0.70%
FHLB advances and other borrowings	2.90%	2.88%	2.87%	2.50%	2.48%	2.52%
Subordinated debt	3.78%	3.63%	3.52%	3.38%	3.86%	4.39%
Total deposits and interest-bearing liabilities	1.35%	1.43%	1.49%	1.50%	1.65%	1.81%

Capital ratios (7):
Stockholders’ equity to total assets	13.8%	13.8%	13.9%	13.7%	13.9%	14.0%
Leverage	10.5%	10.4%	10.6%	10.7%	10.9%	11.1%
Tier one risk-based	13.5%	13.1%	13.4%	13.1%	13.1%	13.3%
Total risk-based	15.1%	14.8%	15.0%	14.8%	14.7%	15.0%
Tangible common equity to tangible assets	7.2%	7.1%	7.4%	7.3%	7.5%	7.4%
Tangible common equity to risk weighted assets	9.3%	9.0%	9.1%	8.9%	9.1%	9.0%
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

(dollars in thousands,	September	June	March	December	September	June
except per share data)	2010	2010	2010	2009	2009	2009

Per share data:
Earnings (loss) — basic	$0.02	(0.85)	(0.16)	(0.12)	(0.15)	(1.33)
Earnings (loss) — diluted	$0.02	(0.85)	(0.16)	(0.12)	(0.15)	(1.33)
Book value per common share at quarter end (8)	$17.61	17.61	18.20	18.41	18.74	18.57

Weighted avg. common shares — basic	32,857,428	32,675,221	32,558,016	32,502,101	32,460,614	24,965,291
Weighted avg. common shares — diluted	33,576,963	32,675,221	32,558,016	32,502,101	32,460,614	24,965,291
Common shares outstanding	33,660,462	33,421,741	33,351,118	33,029,719	32,956,737	32,929,747

Investor information:
Closing sales price	$9.19	12.85	15.11	14.22	12.71	13.32
High closing sales price during quarter	$14.33	18.93	16.88	14.47	17.03	24.01
Low closing sales price during quarter	$8.51	11.81	13.10	11.45	12.15	12.86

Other information:
Gains on sale of loans and loan participations sold:
Mortgage loan sales:
Gross loans sold	$137,094	92,144	72,196	120,760	114,049	213,218
Gross fees (9)	$2,503	1,669	1,157	1,942	1,910	3,317
Gross fees as a percentage of mortgage loans originated	1.83%	1.81%	1.60%	1.61%	1.67%	1.56%
Gains on sales of investment securities, net	$—	2,259	365	—	—	2,116
Brokerage account assets, at quarter-end (10)	$966,000	921,000	974,000	933,000	898,000	786,000
Trust account assets, at quarter-end	$647,000	627,000	648,000	635,000	607,000	580,000
Floating rate loans as a percentage of total loans (11)	37.9%	37.8%	38.9%	38.0%	38.0%	39.8%
Balance of commercial loan participations sold to other banks and serviced by Pinnacle, at quarter end	$57,964	66,503	78,529	81,630	92,837	102,515
Core deposits (12)	$2,925,673	2,781,748	2,676,016	2,586,685	2,242,245	2,094,399
Core deposits to total funding (12)	69.0%	65.2%	62.4%	58.7%	51.5%	48.7%
Risk-weighted assets	$3,679,436	3,748,498	3,878,884	3,970,193	4,000,359	3,942,844
Total assets per full-time equivalent employee	$6,349	6,229	6,389	6,601	6,634	6,752
Annualized revenues per full-time equivalent employee	235.0	233.1	232.4	234.0	221.4	221.7
Number of employees (full-time equivalent)	781.0	796.0	786.0	777.0	768.0	746.0
Associate retention rate (13)	95.2%	97.3%	96.6%	95.5%	94.2%	92.5%

Selected economic information (in thousands) (14):
Nashville MSA nonfarm employment	714.5	712.0	713.7	724.7	728.3	725.1
Knoxville MSA nonfarm employment	321.0	320.1	317.2	322.1	323.2	322.5
Nashville MSA unemployment	8.8%	9.0%	9.5%	9.4%	9.2%	10.0%
Knoxville MSA unemployment	7.8%	8.1%	8.8%	8.7%	8.6%	9.3%
Nashville residential median home price	$178.0	171.3	159.4	160.8	163.7	170.7
Nashville inventory of residential homes for sale	14.9	14.9	14.1	13.3	14.7	15.0
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

	As of September 30,	As of December 31,
(dollars in thousands, except per share data)	2010	2009
Reconciliation of certain financial measures:
Tangible assets:
Total assets	$4,961,603	$5,128,811
Less: Goodwill	(244,097)	(244,107)
Core deposit and other intangibles	(11,450)	(13,686)

Net tangible assets	$4,706,057	$4,871,018

Tangible common equity:
Total stockholders’ equity	$686,529	$701,020
Less: Preferred stock	(90,455)	(89,463)
Goodwill	(244,097)	(244,107)
Core deposit and other intangibles	(11,450)	(13,686)

Net tangible common equity	$340,527	$353,764

Ratio of tangible common equity to tangible assets	7.24%	7.26%

Tangible common equity per common share	$10.12	$10.71

	For the three months ended
(dollars in thousands)	September 30, 2010	June 30, 2010

Noninterest expense	37,774	36,491
Other real estate owned expense	8,522	7,411

Noninterest expense excluding the impact of other real estate owned expense	$29,252	$29,080

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

1.	Ratios are presented on an annualized basis.

2.	Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.

3.	Total revenue is equal to the sum of net interest income and noninterest income.

4.	Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

5.	Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A “1” risk rating is assigned to credits that exhibit Excellent risk characteristics, “2” exhibit Very Good risk characteristics, “3” Good, “4” Satisfactory, “5” Acceptable or Average, “6” Watch List, “7” Criticized, “8” Classified or Substandard, “9” Doubtful and “10” Loss (which are charged-off immediately). Additionally, loans rated “8” or worse that are not nonperforming or restructured loans are considered potential problem loans. Generally, consumer loans are not subjected to internal risk ratings.

6.	Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.

7.	Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:

Equity to total assets — End of period total stockholders’ equity as a percentage of end of period assets.

Leverage — Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.

Tier one risk-based — Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

Total risk-based — Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

8.	Book value per share computed by dividing total stockholders’ equity less preferred stock and common stock warrants by common shares outstanding.

9.	Amounts are included in the statement of operations in “Gains on the sale of loans and loan participations sold”, net of commissions paid on such amounts.

10.	At fair value, based on information obtained from Pinnacle’s third party broker/dealer for non-FDIC insured financial products and services.

11.	Floating rate loans are those loans that are eligible for repricing on a daily basis subject to changes in Pinnacle’s prime lending rate or other factors.

12.	Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $100,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

13.	Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.

14.	Employment and unemployment data is from the US Dept. of Labor Bureau of Labor Statistics. Labor force data is not seasonally adjusted. The most recent quarter data presented is as of the most recent month that data is available as of the release date. The Nashville home data is from the Greater Nashville Association of Realtors.

15.	Brokered deposits do not include reciprocal balances under the Certificate of Deposit Account Registry Service (CDARS).